UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 May 2, 2013

EMPIRICAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52766	27-0143340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lake Bellevue Drive, Suite 100 Bellevue WA. 98004

(Address of principal executive offices)

425-256-3902
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.01 Changes in Control of Registrant

Change of Control

On May2, 2014 the Registrant issued 1,000,000 shares of Class A Preferred Stock to Peter Schulhof the Registrant's President and Secretary, Treasurer and 1,000,000 shares of Class A Preferred to Stewart Irvine the Registrant's Chief Operating Officer. These Class A Preferred Shares were issued in conjunction with and pursuant to employment agreements executed by both individuals and the Registrant on December 1, 2013.

The aforementioned Class A Preferred Shares carry certain rights and privileges, including, voting privileges of 100 votes for every share held. The Class A Preferred is also non redeemable, non callable, non transferable, has no entitlement to dividends, or share of assets of the registrant in the event of a liquidation of the Registrants Assets.

The foregoing summary description of the terms, rights and privileges of the Class A Preferred Shares may not contain all information that is of interest to the reader. For further information regarding the terms, conditions, rights and privileges of the Class A Preferred Stock, this reference is made to such rights and privileges, which is filed as Exhibit 99.1 and hereto and is incorporated herein by this reference.

In addition, the reference made to employment agreements executed on December 1, 2013 was previously filed on Form 8-K on April 10, 2014 as Exhibits 10.2 and 10.3 and is incorporated herein by this reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.2	Employment Agreement, Peter Schulhof *
10.3	Employment Agreement, Stewart Irvine *
99.1	Preferred Stock
99.2	Form of Certificate of Designation

* Previously filed on Form 8-K on April 10, 2014

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRICAL VENTURES, INC.

By: /s/ Peter Schulhof
 -------------------------------
Peter Schulhof, President

Date: May 6, 2014